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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-11 of our report dated June 30, 1994, relating to the financial statements of the Bank Insurance Fund of the Federal Deposit Insurance Corporation, which appears in such Registration Statement on Form S-11.

                                         /s/ Price Waterhouse LLP

Price Waterhouse LLP
Washington, D.C.
November 18, 1996